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                                                                    Exhibit 23.1





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-129367 of our report dated August 16, 2005, except for note 1 and note 17 which are dated September 23, 2005, relating to the financial statements of Suntech Power Holdings Co., Ltd., appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.


/s/ DELOITTE TOUCHE TOHMATSU CPA LTD.
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DELOITTE TOUCHE TOHMATSU CPA LTD.
Shanghai, China
November 14, 2005